Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Revenue	$150,659	$168,477	$558,775	$534,519
Cost of operations	52,979	51,859	201,677	187,831
Sales and marketing	30,165	34,085	124,326	120,874
General and administrative	23,657	23,146	91,271	85,496
Depreciation and amortization	6,872	7,310	26,801	27,578
Interest income	24	99	112	3,949
Interest expense	5,809	1,347	20,645	11,453
Loss on convertible notes	—	6,362	—	23,332
Gain (loss) on investments	3,837	13,460	18,516	(9,517)
Transaction and other expense (income)	2,275	(20)	2,328	72

Income from continuing operations before income tax provision	32,763	57,947	110,355	72,315
Income tax provision	13,561	24,183	46,167	20,043

Income from continuing operations	19,202	33,764	64,188	52,272
Income from discontinued operations, net of tax	—	2,824	10,388	1,800

Net income	$19,202	$36,588	$74,576	$54,072

Basic income per common share:
Income from continuing operations	$0.34	$0.58	$1.11	$0.93
Income from discontinued operations	—	0.05	0.18	0.04

Net income	$0.34	$0.63	$1.29	$0.97

Diluted income per common share:
Income from continuing operations	$0.33	$0.55	$1.08	$0.85
Income from discontinued operations	—	0.04	0.17	0.03

Net income	$0.33	$0.59	$1.25	$0.88

Weighted-average shares outstanding used in computing income per common share:
Basic	55,685	57,505	57,356	55,328

Diluted	68,326	62,330	59,124	62,228

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,

	2011	2010	2011	2010
Revenue
Public portal advertising and sponsorship	$130,821	$147,042	$477,325	$446,969
Private portal services	19,838	21,435	81,450	87,550

	$150,659	$168,477	$558,775	$534,519

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$54,626	$69,082	$181,238	$173,618

Interest, taxes, non-cash and other items (b)
Interest income	24	99	112	3,949
Interest expense	(5,809)	(1,347)	(20,645)	(11,453)
Income tax provision	(13,561)	(24,183)	(46,167)	(20,043)
Depreciation and amortization	(6,872)	(7,310)	(26,801)	(27,578)
Non-cash stock-based compensation	(10,768)	(9,695)	(39,737)	(33,300)
Loss on convertible notes	—	(6,362)	—	(23,332)
Gain (loss) on investments	3,837	13,460	18,516	(9,517)
Transaction and other (expense) income	(2,275)	20	(2,328)	(72)

Income from continuing operations	19,202	33,764	64,188	52,272
Income from discontinued operations, net of tax	—	2,824	10,388	1,800

Net income	$19,202	$36,588	$74,576	$54,072

(a) See Annex A-Explanation of Non-GAAP Financial Measures.

(b) Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31,
	2011	2010
Assets
Cash and cash equivalents	$1,121,217	$400,501
Accounts receivable, net	121,335	134,448
Prepaid expenses and other current assets	12,690	12,161
Deferred tax assets	20,482	23,467

Total current assets	1,275,724	570,577

Property and equipment, net	57,139	61,516
Goodwill	202,104	202,104
Intangible assets, net	19,999	22,626
Deferred tax assets	55,017	71,125
Other assets	31,042	14,254

Total Assets	$1,641,025	$942,202

Liabilities and Stockholders’ Equity
Accrued expenses	$55,238	$53,181
Deferred revenue	88,055	97,043
Liabilities of discontinued operations	1,506	17,327

Total current liabilities	144,799	167,551

2.25% convertible notes due 2016	400,000	—
2.50% convertible notes due 2018	400,000	—
Other long-term liabilities	21,790	21,756

Stockholders’ equity	674,436	752,895

Total Liabilities and Stockholders’ Equity	$1,641,025	$942,202

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$74,576	$54,072
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(10,388)	(1,800)
Depreciation and amortization	26,801	27,578
Non-cash interest, net	3,758	5,594
Non-cash stock-based compensation	39,737	33,300
Deferred income taxes	13,696	(403)
Loss on convertible notes	—	23,332
(Gain) loss on investments	(18,516)	9,517
Changes in operating assets and liabilities:
Accounts receivable	13,113	(16,292)
Prepaid expenses and other, net	1,416	4,617
Accrued expenses and other long-term liabilities	2,511	213
Deferred revenue	(8,988)	(1,431)

Net cash provided by continuing operations	137,716	138,297
Net cash used in discontinued operations	(440)	(16,474)

Net cash provided by operating activities	137,276	121,823

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	—	361,852
Proceeds received from ARS option	21,566	10,467
Purchases of property and equipment	(20,911)	(32,254)
Finalization of sale price of discontinued operations	—	(1,430)

Net cash provided by investing activities	655	338,635

Cash flows from financing activities:
Proceeds from exercise of stock options	28,339	59,825
Cash used for withholding taxes due on stock-based awards	(9,234)	(86,533)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	774,745	—
Repurchases of 1.75% Notes and 3 1/8% Notes	—	(94,525)
Purchases of treasury stock	(241,263)	(420,948)
Excess tax benefit on stock-based awards	30,198	22,458

Net cash provided by (used in) financing activities	582,785	(519,723)

Net increase (decrease) in cash and cash equivalents	720,716	(59,265)
Cash and cash equivalents at beginning of period	400,501	459,766

Cash and cash equivalents at end of period	$1,121,217	$400,501

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Numerator:
Income from continuing operations	$19,202	$33,764	$64,188	$52,272
Effect of participating non-vested restricted stock	(111)	(339)	(436)	(601)

Income from continuing operations-Basic	19,091	33,425	63,752	51,671
Interest expense on 2.50% Notes, net of tax	1,682	—	—	—
Interest expense on 2.25% Notes, net of tax	1,627	—	—	—
Interest expense on 1.75% Notes, net of tax	—	—	—	1,469
Interest expense on 3 1/8% Notes, net of tax	—	809	—	—

Income from continuing operations — Diluted	$22,400	$34,234	$63,752	$53,140

Income from discontinued operations, net of tax	$—	$2,824	$10,388	$1,800
Effect of participating non-vested restricted stock	—	(28)	(71)	(21)

Income from discontinued operations, net of tax — Basic and Diluted	$—	$2,796	$10,317	$1,779

Denominator:
Weighted-average shares-Basic	55,685	57,505	57,356	55,328
Employee stock options and restricted stock	1,164	2,651	1,768	3,706
2.50% Notes	6,049	—	—	—
2.25% Notes	5,428	—	—	—
1.75% Notes	—	—	—	3,194
3 1/8% Notes	—	2,174	—	—

Adjusted weighted-average shares after assumed conversions — Diluted	68,326	62,330	59,124	62,228

Basic income per common share:
Income from continuing operations	$0.34	$0.58	$1.11	$0.93
Income from discontinued operations	—	0.05	0.18	0.04

Net income	$0.34	$0.63	$1.29	$0.97

Diluted income per common share:
Income from continuing operations	$0.33	$0.55	$1.08	$0.85
Income from discontinued operations	—	0.04	0.17	0.03

Net income	$0.33	$0.59	$1.25	$0.88